		Exhibit 99.1
News Release
United Continental Holdings, Inc.
Worldwide Media Relations
312.997.8640	713.324.5080
media.relations@united.com	media.relations@coair.com

UNITED CONTINENTAL HOLDINGS REPORTS SEPTEMBER 2010
OPERATIONAL RESULTS FOR CONTINENTAL AIRLINES

CHICAGO, Oct. 1, 2010 – United Continental Holdings, Inc. (NYSE: UAL) today reported September 2010 and year-to-date 2010 operational results for Continental Airlines. Earlier today, United Continental Holdings, Inc., formerly UAL Corporation, announced that a wholly owned subsidiary merged with Continental Airlines, Inc., and that Continental Airlines and United Air Lines, Inc. are now wholly owned subsidiaries of United Continental Holdings, Inc. Stand-alone operational results for United Air Lines will be reported on Oct. 7.

Beginning with the release of October’s operational results in November, United Continental Holdings, Inc. will issue one news release on the fifth business day following the end of the prior month.

Continental’s consolidated traffic in September 2010 increased 3.1 percent versus September 2009 on a consolidated capacity increase of 1.4 percent. Continental’s consolidated load factor increased 1.4 points compared to the same period last year.

For September 2010, consolidated passenger revenue per available seat mile (RASM) for Continental is estimated to have increased between 19.0 and 20.0 percent compared to September 2009, while Continental’s mainline RASM is estimated to have increased between 21.0 to 22.0 percent compared to the same period last year.

Continental ended the third quarter of 2010 with an unrestricted cash, cash equivalents and short-term investments balance of approximately $4.20 billion.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate a total of approximately 5,800 flights a day to 371 airports throughout the Americas, Europe and Asia from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers more than 21,200 daily flights to 1,172 airports in 181 countries worldwide through its 28 member airlines. United’s and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com, and follow each company on Twitter and Facebook.

-tables attached-

Continental Preliminary Operational Results

	September				Year-to-Date
	2010	2009	Change		2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	3,113,877	3,173,371	-1.9%		30,175,706	30,522,134	-1.1%

International	3,323,961	3,048,654	9.0%		32,101,106	30,066,409	6.8%
Transatlantic	1,904,904	1,727,480	10.3%		16,039,894	15,426,106	4.0%
Latin America	671,099	635,693	5.6%		9,469,247	8,999,186	5.2%
Pacific	747,958	685,481	9.1%		6,591,965	5,641,117	16.9%

Mainline	6,437,838	6,222,025	3.5%		62,276,812	60,588,543	2.8%
Regional	724,711	724,977	0.0%		7,286,564	6,984,255	4.3%
Consolidated	7,162,549	6,947,002	3.1%		69,563,376	67,572,798	2.9%
AVAILABLE SEAT MILES (000)
Domestic	3,759,886	3,778,821	-0.5%		35,422,270	35,966,166	-1.5%

International	3,947,029	3,791,178	4.1%		38,723,703	38,151,937	1.5%
Transatlantic	2,200,485	2,079,010	5.8%		19,137,394	19,582,526	-2.3%
Latin America	856,419	819,389	4.5%		11,651,234	11,061,249	5.3%
Pacific	890,125	892,779	-0.3%		7,935,075	7,508,162	5.7%

Mainline	7,706,915	7,569,999	1.8%		74,145,973	74,118,103	0.0%
Regional	936,311	956,913	-2.2%		9,218,374	9,144,698	0.8%
Consolidated	8,643,226	8,526,912	1.4%		83,364,347	83,262,801	0.1%
PASSENGER LOAD FACTOR
Domestic	82.8 Percent	84.0 Percent	-1.2	pts	85.2 Percent	84.9 Percent	0.3	pts

International	84.2 Percent	80.4 Percent	3.8	pts	82.9 Percent	78.8 Percent	4.1	pts
Transatlantic	86.6 Percent	83.1 Percent	3.5	pts	83.8 Percent	78.8 Percent	5.0	pts
Latin America	78.4 Percent	77.6 Percent	0.8	pts	81.3 Percent	81.4 Percent	-0.1	pts
Pacific	84.0 Percent	76.8 Percent	7.2	pts	83.1 Percent	75.1 Percent	8.0	pts

Mainline	83.5 Percent	82.2 Percent	1.3	pts	84.0 Percent	81.7 Percent	2.3	pts
Regional	77.4 Percent	75.8 Percent	1.6	pts	79.0 Percent	76.4 Percent	2.6	pts
Consolidated	82.9 Percent	81.5 Percent	1.4	pts	83.4 Percent	81.2 Percent	2.2	pts
ONBOARD PASSENGERS
Mainline	3,391,332	3,330,332	1.8%		34,086,874	34,618,306	-1.5%
Regional	1,354,004	1,350,709	0.2%		13,335,304	12,932,311	3.1%
Consolidated	4,745,336	4,681,041	1.4%		47,422,178	47,550,617	-0.3%
CARGO REVENUE TON MILES (000)
Total	91,319	84,370	8.2%		822,955	664,768	23.8%

Preliminary Operational and Financial Results
			Change
August 2010 year-over-year consolidated RASM change			19.1	Percent
August 2010 year-over-year mainline RASM change			19.3	Percent
September 2010 estimated year-over-year consolidated RASM change			19.0 - 20.0	Percent
September 2010 estimated year-over-year mainline RASM change			21.0 - 22.0	Percent
September 2010 estimated average price per gallon of fuel, including fuel taxes			2.22	Dollars
Third Quarter 2010 estimated average price per gallon of fuel, including fuel taxes			2.21	Dollars

September	2010	2009	Change
On-Time Performance 1	86.9%	88.4%	(1.5)	Points
Completion Factor 2	99.7%	99.8%	(0.1)	Points

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

	###